UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In its report on Form 10-Q filed May 3, 2016 (the “10-Q”), the Company reported that as of April 29, 2016, the Commonwealth of Puerto Rico had paid us the first three weekly installments due for the month of April 2016. Further, in the 10-Q the Company also reported that in a letter dated April 29, 2016, the Puerto Rico Health Insurance Administrator notified our Puerto Rico health plan that it would be unable at that time to make the fourth and final payment of the capitation amount due for April 2016.

The Company has subsequently received from the Commonwealth the fourth and final installment of premiums for the April month of service. The Company believes that the Commonwealth will continue to pay premiums on a timely basis.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This report contains “forward-looking statements” regarding our receipt of premium payments from the Commonwealth. All forward-looking statements are based on current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, failure by the Commonwealth to make such premium payments on a timely basis or to make them at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: May 13, 2016	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Corporate Secretary

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